Exhibit 99.2

POWER REIT

Action by Written Consent
of the Board of Trustees

The undersigned, being all of the disinterested trustees (the “Trustees”) of POWER REIT, a Maryland real estate investment trust (the “Trust”), hereby consent in writing, pursuant to applicable state law and the charter documents of the Trust, to the adoption of the resolutions hereinafter set forth which shall, in all respects, be deemed as valid actions as though such actions and resolutions had been duly approved as of April 28, 2014.

WHEREAS, there has been presented to the Trustees a request for Exemption from the Ownership Limit established in the Amended and Restated Declaration of Trust dated November 28, 2011 (the “Trust Document”); and

WHEREAS, Section 7.2.7 of the Trust Document permits the Trustees, in their sole discretion, to exempt, prospectively and retroactively, a Person from the Ownership Limit or Designated Investment Entity Limit if four (4) requirements are met; and

WHEREAS, David H. Lesser on behalf of Hudson Bay Partners, LP and its affiliates, including David H. Lesser (collectively, the “Shareholder”), in the request for Exemption from the Ownership Limit, has, in writing, certified to the Trustees that the four (4) requirements of Section 7.2.7 of the Trust Document have been and will continue to be satisfied.

NOW, THEREFORE, BE IT:

RESOLVED, that the Shareholder has, in writing to the satisfaction of the Trustees, certified to the Trustees that the four (4) requirements of Section 7.2.7 of the Trust Document have been and will continue to be satisfied.

FURTHER RESOLVED, that the Shareholder has been and will continue to be exempt from the Ownership Limit.

FURTHER RESOLVED, that, although entitled to request a ruling from the IRS or an opinion of counsel before granting an exemption from the Ownership Limit, the Trustees do not require a ruling from the IRS or an opinion of counsel before granting the exemption from the Ownership Limit to the Shareholder.

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IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date and year first above written, waiving all notice requirements whether provided by statute of otherwise.

/s/ Virgil Wenger
Virgil E. Wenger, Trustee

/s/ William Susman
William S. Susman, Trustee

/s/ Patrick R. Haynes, III
Patrick R. Haynes, III, Trustee